Exhibit 99.1
CAVA GROUP REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2024 RESULTS
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FULL YEAR CAVA REVENUE GROWTH OF 35.1% (EXCLUDING 53RD WEEK OF FISCAL 2023) DRIVEN BY CAVA SAME RESTAURANT SALES GROWTH OF 13.4%
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58 NET NEW CAVA RESTAURANT OPENINGS DURING FISCAL 2024
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FULL YEAR CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 25.0%
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WASHINGTON, D.C. (February 25, 2025) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal fourth quarter and fiscal year ended December 29, 2024.
“2024 was another year of extraordinary growth and success for CAVA as we established Mediterranean as the next major cultural cuisine category and delivered our unique value proposition, that is clearly resonating with modern consumers. CAVA Same Restaurant Sales grew 13.4% in 2024, including traffic growth of nearly 9%. We opened 58 net new restaurants and, driven by our powerful unit economic engine, generated average unit volume of $2.9 million. In addition, we continued to execute across our strategic initiatives. The launch of our grilled steak main exceeded our expectations, we rolled out a new labor model to deliver a better operator and guest experience, and, through our reimagined loyalty program, we gave guests more reasons to come to CAVA and come back more often,” said Brett Schulman, Co-Founder and CEO.
Fiscal Fourth Quarter 2024 Highlights:
•CAVA Revenue grew 28.3% to $225.1 million as compared to $175.5 million in the prior year quarter. Excluding $10.9 million of revenue in the 53rd week of fiscal 2023, CAVA Revenue grew 36.8%.
•Net New CAVA Restaurant Openings of 15, bringing total CAVA Restaurants to 367, an 18.8% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 21.2%
•CAVA Restaurant-Level Profit of $50.4 million or growth of 28.2% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 22.4%, an increase of 50 basis points excluding the 53rd week of fiscal 2023.
•CAVA Digital Revenue Mix was 36.8%.
•CAVA Group Net Income of $78.6 million compared to $2.0 million in the prior year quarter. Excluding an $80.1 million net benefit from the release of the valuation allowance against deferred tax assets (“VA Release”), CAVA Group Adjusted Net Income1 was $6.5 million compared to $2.0 million in the prior year quarter.
•CAVA Group Adjusted EBITDA1 of $25.1 million compared to $15.7 million in the prior year quarter.
•Net cash provided by operating activities of $29.9 million with Free Cash Flow1 of $2.1 million.

Fiscal Year 2024 Highlights:
•CAVA Revenue grew 33.1% to $954.3 million as compared to $717.1 million in the prior year. Excluding $10.9 million of revenue in the 53rd week of fiscal 2023, CAVA Revenue grew 35.1%.
•Net New CAVA Restaurant Openings of 58
•CAVA Same Restaurant Sales Growth of 13.4%
•CAVA AUV of $2.9 million as compared to $2.6 million excluding the 53rd week of fiscal 2023 in the prior year.
•CAVA Restaurant-Level Profit of $238.1 million or growth of 34.2% over the prior year, with CAVA Restaurant-Level Profit Margin of 25.0%, a 20 basis point increase over the prior year.
•CAVA Digital Revenue Mix was 36.4%.
•CAVA Group Net Income of $130.3 million compared to net income of $13.3 million in the prior year. Excluding the VA Release, CAVA Group Adjusted Net Income1 was $50.2 million compared to $13.3 million in the prior year.
•CAVA Group Adjusted EBITDA1 of $126.2 million compared to $73.8 million in the prior year.
•Net cash provided by operating activities of $161.0 million with Free Cash Flow1 of $52.9 million
CAVA Fiscal Fourth Quarter 2024 Review:
CAVA Revenue was $225.1 million, an increase of 28.3% compared to the fiscal fourth quarter of 2023. The increase was driven by 77 Net New CAVA Restaurant Openings during or subsequent to the fiscal fourth quarter of 2023, and CAVA Same Restaurant Sales Growth of 21.2%, partially offset by the impact of the 53rd week in fiscal 2023. CAVA Same Restaurant Sales Growth consists of 15.6% from guest traffic and 5.6% from menu price and product mix. To achieve an optimal comparison of fiscal weeks in the CAVA Same Restaurant Sales calculation giving consideration to holiday periods, each week of fiscal 2023 was shifted by one week. As a result of this shift, approximately $4.0 million of additional revenue is included in CAVA Same Restaurant Sales Growth. Had this shift not been made, CAVA Same Restaurant Sales Growth would have been 18.3%.
CAVA Restaurant-Level Profit Margin was 22.4%, an increase of 50 basis points excluding the benefit of the 53rd week in fiscal 2023. The increase was due to operating leverage from higher sales, partially offset by an increase in food, beverage, and packaging costs driven by our national rollout of steak in the summer of 2024 and incremental wage investments.
CAVA Group Fiscal Fourth Quarter 2024 Review:
General and administrative expenses were $28.5 million, or 12.6% of revenue, as compared to $24.7 million, or 13.9% of revenue, in the fiscal fourth quarter of 2023. General and administrative expenses, excluding equity-based compensation1, were $23.6 million, or 10.4% of revenue, as compared to $21.3 million, or 12.0% of revenue, in the fiscal fourth quarter of 2023. The decrease of 160 basis points was primarily due to leverage from higher sales, partially offset by investments to support future growth.
Net income was $78.6 million, or 34.6% of revenue, as compared to $2.0 million in the fiscal fourth quarter of 2023. Excluding the VA Release, Adjusted Net Income1 was $6.5 million compared to $2.0 million in the fiscal fourth quarter of 2023. The increase was due to higher operating performance as noted below, partially offset by higher depreciation and amortization, equity-based compensation, and income tax expense (excluding the impact of the VA Release).
Adjusted EBITDA1 was $25.1 million, or 11.0% of revenue, an increase of $9.4 million, or 60.0%, compared to the fiscal fourth quarter of 2023. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to the fourth quarter of fiscal 2023, 21.2% CAVA Same Restaurant Sales Growth, and leverage in general and administrative expenses.

CAVA Fiscal 2024 Review:
CAVA Revenue was $954.3 million, an increase of 33.1% compared to fiscal 2023. The increase was driven by 130 Net New CAVA Restaurant Openings during or subsequent to fiscal 2023 and CAVA Same Restaurant Sales Growth of 13.4%, partially offset by the impact of the 53rd week in fiscal 2023. CAVA Same Restaurant Sales Growth consists of 8.7% from guest traffic and 4.7% from menu price and product mix. Excluding the impact of the shift in weeks for comparability noted above, CAVA Same Restaurant Sales Growth for fiscal 2024 would have been 13.2%.
CAVA Restaurant-Level Profit Margin was 25.0%, an increase of 20 basis points compared to fiscal 2023. The increase was due to leverage from higher sales, partially offset by higher input costs associated with the launch of grilled steak, incremental wage investments, and the impact of the 53rd week in fiscal 2023.
CAVA Group Fiscal 2024 Review:
General and administrative expenses were $120.5 million, or 12.5% of revenue, as compared to $101.5 million, or 13.9% of revenue, in fiscal 2023. General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs1, were $103.4 million, or 10.7% of revenue, as compared to $90.8 million, or 12.5% of revenue, in fiscal 2023. The decrease of 180 basis points was primarily due to leverage from higher sales, partially offset by investments to support future growth.
Net income was $130.3 million, or 13.5% of revenue, as compared to $13.3 million in fiscal 2023. Excluding the VA Release, Adjusted Net Income1 was $50.2 million compared to $13.3 million in fiscal 2023. The increase was due to higher operating performance as noted below, interest income, and restructuring costs in the prior year associated with Zoes Kitchen, partially offset by depreciation and amortization, equity-based compensation, and income tax expense (excluding the VA Release).
Adjusted EBITDA1 was $126.2 million, or 13.1% of revenue, an increase of $52.4 million, or 71.0%, compared to fiscal 2023. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to fiscal 2023, 13.4% CAVA Same Restaurant Sales Growth, and leverage in general and administrative expenses.
Fiscal 2023 included a 53rd week that is not included in fiscal 2024, which contributed $10.9 million of CAVA Revenue. We estimate that CAVA Restaurant-Level Profit Margin includes a benefit of approximately 50 basis points and 10 basis points in the fourth quarter of 2023 and full year 2023, respectively, due to the leverage associated with certain costs not impacted by the extra week. We estimate that the benefit to fiscal 2023 income from operations and Adjusted EBITDA of the 53rd week was approximately $2.5 million due to higher CAVA Revenue and CAVA Restaurant-Level Profit Margin, partially offset by higher general and administrative expense of approximately $1 million to support the growth of the business.
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1    General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow, are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal 2025 Outlook:
CAVA Group anticipates the following for fiscal 2025:

Net New CAVA Restaurant Openings	62 to 66
CAVA Same Restaurant Sales Growth	6.0% to 8.0%
CAVA Restaurant-Level Profit Margin	24.8% to 25.2%
Pre-opening costs	$14.0 to $15.0 million
Adjusted EBITDA	$150.0 to $157.0 million
Actual results may differ materially from CAVA Group's fiscal full-year 2025 guidance as a result of, among other things, the factors described under “Forward-Looking Statement” below.

A reconciliation of the forward-looking fiscal 2025 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across age groups, genders, and income brackets and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.
Earnings Conference Call:
The Company will host a conference call on February 25, 2025 at 5:00 PM Eastern Time to discuss fourth quarter and fiscal year 2024 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words, or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: we operate in a highly competitive industry; our future growth depends on our ability to open new restaurants while managing our growth effectively and maintaining our culture, and our historical growth may not be indicative of our future growth; we may not be able to successfully identify appropriate locations and develop and expand our operations in existing and new markets; new restaurants may not be profitable, and may negatively impact sales at our existing locations; negative changes in guest perception of our brand could negatively impact our business; our efforts to market our restaurants and brand may not be successful; food safety issues, and food-borne illness concerns may harm our business; if we are unable to maintain or increase prices, our margins may decrease; the growth of our business depends on our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; we are subject to risks associated with leasing property; we may not be able to successfully expand our digital and delivery business, which is subject to risks outside of our control; our inability or failure to utilize, recognize, respond to, and effectively manage the immediacy of social media could have a material adverse effect on our business; we may not realize the anticipated benefits from past and potential future acquisitions, investments, or other strategic initiatives; we may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations; our reliance on third parties could have an adverse effect on our business, financial condition, and results of operations; we may experience shortages, delays, or interruptions in the delivery of food items and other products; we may not successfully optimize, operate, and manage our production facilities; we may face increases in food, commodity, energy, and other costs; we may face increases in labor costs, labor shortages, and difficulties in our ability to identify, hire, train, motivate and retain the right team members; our success depends on our ability to attract, develop, and retain our management team and key team members; security breaches of our electronic processing of credit and debit card transactions, the CAVA app, or confidential guest or team member information (including personal information) may adversely affect our business; our business is subject to complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; we rely heavily on information technology systems and failures of, or interruptions in, or not effectively scaling and adapting, our information technology systems could harm our business; we are subject to evolving rules and regulations with respect to environmental, social and governance matters; climate change and volatile adverse weather conditions could adversely affect our restaurant sales or results of operations; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com.
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•Adjusted EBITDA and Adjusted Net Income do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted Net Income do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Anisha Sutaria, Director, Corporate Development & IR	media@cava.com
investor.relations@cava.com

CAVA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
(in thousands, except per share amounts)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Revenue	$227,395	$177,170	$963,713	$728,700
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	68,417	51,522	284,743	213,458
Labor	61,356	48,842	247,490	187,326
Occupancy	17,100	14,538	69,851	58,319
Other operating expenses	29,090	22,404	119,824	89,251
Total restaurant operating expenses	175,963	137,306	721,908	548,354
General and administrative expenses	28,549	24,674	120,500	101,491
Depreciation and amortization	14,975	12,337	60,355	47,433
Restructuring and other costs	(2)	920	580	6,080
Pre-opening costs	2,697	2,909	12,197	15,718
Impairment and asset disposal costs	1,260	604	5,055	4,899
Total operating expenses	223,442	178,750	920,595	723,975
Income (loss) from operations	3,953	(1,580)	43,118	4,725
Interest income, net	(3,645)	(4,222)	(16,474)	(8,852)
Other income, net	(130)	(59)	(318)	(471)
Income before taxes	7,728	2,701	59,910	14,048
(Benefit from) provision for income taxes	(70,891)	652	(70,409)	768
Net income	$78,619	$2,049	$130,319	$13,280
Earnings per share
Basic	$0.69	$0.02	$1.14	$0.22
Diluted	$0.66	$0.02	$1.10	$0.21
Weighted-average common shares outstanding:
Basic	114,739	113,642	114,292	60,512
Diluted	118,546	117,250	118,273	63,448

CAVA is our single operating brand for our operations as we have converted and wound down our Zoes Kitchen operations, with the last conversion restaurant opening on October 20, 2023. As a result, we have highlighted the CAVA segment distinctly from CAVA Group results throughout this press release.

The following tables summarize the results of the CAVA segment for the fiscal quarters and fiscal years ended December 29, 2024 and December 31, 2023:

	Twelve Weeks Ended		Thirteen Weeks Ended
	December 29, 2024		December 31, 2023		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$225,100	100.0%	$175,451	100.0%	$49,649	28.3%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	67,327	29.9	50,517	28.8	16,810	33.3
Labor	61,356	27.3	48,842	27.8	12,514	25.6
Occupancy	17,100	7.6	14,538	8.3	2,562	17.6
Other operating expenses	28,904	12.8	22,245	12.7	6,659	29.9
Total restaurant operating expenses	174,687	77.6	136,142	77.6	38,545	28.3
Restaurant-level profit	$50,413	22.4%	$39,309	22.4%	$11,104	28.2%

	Fiscal Year Ended
	December 29, 2024		December 31, 2023		Change
($ in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$954,273	100.0%	$717,060	100.0%	$237,213	33.1%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	279,741	29.3	208,237	29.0	71,504	34.3
Labor	247,490	25.9	185,820	25.9	61,670	33.2
Occupancy	69,851	7.3	57,811	8.1	12,040	20.8
Other operating expenses	119,078	12.5	87,704	12.2	31,374	35.8
Total restaurant operating expenses	716,160	75.0	539,572	75.2	176,588	32.7
Restaurant-level profit	$238,113	25.0%	$177,488	24.8%	$60,625	34.2%

The following table presents selected quarterly financial and other data for the periods indicated:

	Twelve Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Thirteen Weeks Ended
	December 29, 2024	October 6, 2024	July 14, 2024	April 21, 2024	December 31, 2023
($ in thousands)	(Q4 2024)	(Q3 2024)	(Q2 2024)	(Q1 2024)	(Q4 2023)
Net New CAVA Restaurant Openings	15	11	18	14	19
CAVA Restaurants, end of period	367	352	341	323	309
CAVA Same Restaurant Sales Growth[1]	21.2%	18.1%	14.4%	2.3%	11.4%
CAVA AUV[2]	$2,865	$2,784	$2,689	$2,608	$2,639
CAVA Restaurant-Level Profit	$50,413	$61,819	$61,265	$64,616	$39,309
CAVA Restaurant-Level Profit Margin	22.4%	25.6%	26.5%	25.2%	22.4%
CAVA Restaurant Operating Weeks	4,299	4,159	3,963	5,086	3,929
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1    CAVA Same Restaurant Sales Growth for Q4 2023 is presented excluding the impact of the 53rd week of fiscal year 2023. To achieve an optimal comparison of fiscal weeks in the CAVA Same Restaurant Sales calculation in fiscal 2024, giving consideration to holiday periods, each week of fiscal 2023 was shifted by one week. As a result of this shift, approximately $3.9 million of revenue is not included in CAVA Same Restaurant Sales Growth for Q1 2024 and an additional $4.0 million of revenue is included in the CAVA Same Restaurant Sales

Growth for Q4 2024. Had this shift not been made, CAVA Same Restaurant Sales Growth would have been 4.3% in Q1 2024 and 18.3% in Q4 2024. CAVA Same Restaurant Sales Growth would have been immaterially impacted in Q2 2024, Q3 2024, and for the full year fiscal 2024.
2    For purposes of calculating CAVA AUV for Q4 2024, the applicable measurement period is the trailing thirteen periods ended December 29, 2024. For purposes of calculating CAVA AUV for Q4 2023, Q1 2024, Q2 2024, and Q3 2024 the applicable measurement period is the trailing thirteen periods ended December 31, 2023, April 21, 2024, July 14, 2024 and October 6, 2024, respectively, excluding the 53rd week of fiscal year 2023.

The following table presents the Company’s selected balance sheet data:

($ in thousands)	December 29, 2024	December 31, 2023
Cash and cash equivalents	$366,120	$332,428
Total assets	1,169,669	983,757
Total liabilities	474,103	412,955
Total stockholders’ equity	695,566	570,802
Total liabilities and stockholders' equity	1,169,669	983,757
The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Beginning of period	352	290	309	237
New CAVA Restaurant openings[1]	15	19	59	73
Permanent closure	—	—	(1)	(1)
End of period	367	309	367	309
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1    New CAVA Restaurant openings during fiscal 2023 includes converted Zoes Kitchen locations.

Non-GAAP Financial Measures
The following table reconciles net income to Adjusted EBITDA for the periods indicated:

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
($ in thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net income	$78,619	$2,049	$130,319	$13,280
Non-GAAP Adjustments
Interest income, net	(3,645)	(4,222)	(16,474)	(8,852)
(Benefit from) provision for income taxes	(70,891)	652	(70,409)	768
Depreciation and amortization	14,975	12,337	60,355	47,433
Equity-based compensation	4,918	3,409	17,140	9,575
Other income, net	(130)	(59)	(318)	(471)
Impairment and asset disposal costs	1,260	604	5,055	4,899
Restructuring and other costs	(2)	920	580	6,080
Certain non-recurring public company costs	—	—	—	1,113
Adjusted EBITDA	$25,104	$15,690	$126,248	$73,825

Revenue	$227,395	$177,170	$963,713	$728,700
Net income margin[1]	34.6%	1.2%	13.5%	1.8%
Adjusted EBITDA margin	11.0%	8.9%	13.1%	10.1%
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1    Net income margin for the twelve weeks and fiscal year ended December 29, 2024 includes the impact of the $80.1 million benefit from the VA Release.
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs for the periods indicated:

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
($ in thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
General and administrative expenses	$28,549	$24,674	$120,500	$101,491
Equity-based compensation	4,918	3,409	17,140	9,575
Certain non-recurring public company costs	—	—	—	1,113
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$23,631	$21,265	$103,360	$90,803

Revenue	$227,395	$177,170	$963,713	$728,700
General and administrative expenses, as a percentage of revenue	12.6%	13.9%	12.5%	13.9%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	10.4%	12.0%	10.7%	12.5%
The following table reconciles net income to Adjusted Net Income and diluted earnings per share to Adjusted Diluted Earnings Per Share for the periods presented:

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
(in thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net income	$78,619	$2,049	$130,319	$13,280
Tax benefit from VA Release	(80,100)	—	(80,100)	—
Quarterly allocation of income tax expense, excluding VA Release [1]	7,959	—	—	—
Adjusted Net Income	$6,478	$2,049	$50,219	$13,280

Diluted weighted average common shares outstanding	118,546	117,250	118,273	63,448
Diluted earnings per share	$0.66	$0.02	$1.10	$0.21

Diluted weighted average common shares outstanding, adjusted [2]	118,546	117,250	118,273	116,492
Adjusted Diluted Earnings Per Share	$0.05	$0.02	$0.42	$0.11
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1    Reflects an allocation of income tax expense excluding the VA Release recorded in Q4 2024 to each quarter within fiscal 2024 assuming a consistent effective tax rate.
2    In connection with our initial public offering on June 20, 2023, 95.2 million outstanding shares of preferred stock were converted into an equivalent number of shares of common stock and 16.6 million shares of common stock were issued. Diluted shares outstanding, adjusted assumes the impact on shares outstanding occurred on the first day of fiscal 2023.

The following table reconciles net income to Adjusted Net Income for each fiscal quarter of fiscal 2024:

	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	April 21, 2024	July 14, 2024	October 6, 2024	December 29, 2024	Fiscal
(in thousands)	(Q1 2024)	(Q2 2024)	(Q3 2024)	(Q4 2024)	2024
Net income	$13,993	$19,741	$17,966	$78,619	$130,319
Tax benefit from VA Release	—	—	—	(80,100)	(80,100)
Quarterly allocation of income tax expense, excluding VA Release [1]	(2,052)	(2,953)	(2,954)	7,959	—
Adjusted Net Income	$11,941	$16,788	$15,012	$6,478	$50,219
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1    Reflects an allocation of income tax expense excluding the VA Release recorded in Q4 2024 to each quarter within fiscal 2024 assuming a consistent effective tax rate.
The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
($ in thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net cash provided by operating activities	$29,853	$24,013	$161,027	$97,101
Purchases of property and equipment	(27,742)	(31,242)	(108,131)	(138,806)
Free Cash Flow	$2,111	$(7,229)	$52,896	$(41,705)

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted Diluted Earnings Per Share” is defined as Adjusted Net Income divided by diluted weighted-average common shares outstanding, adjusted in fiscal 2023 to assume the impact of the initial public offering occurred on the first day of fiscal 2023;
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, (benefit from) provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the twelve weeks ended December 29, 2024 and fiscal 2024;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“Adjusted Net Income” is defined as net income adjusted to exclude the net benefit associated with the release of a valuation allowance previously recorded against deferred tax assets;
“Adjusted Net Income Margin” is defined as Adjusted Net Income as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA digital kitchen” is defined to include kitchens used for third-party marketplace and native delivery, digital order pickup and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“CAVA Digital Revenue Mix” represents the portion of CAVA Revenue related to digital orders as a percentage of total CAVA Revenue;
“CAVA hybrid kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
“CAVA Restaurant Operating Weeks” represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);

“digital orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.